UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 26, 2017

WESTLAKE CHEMICAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 26, 2017, Westlake Chemical Partners LP (the “Partnership”) issued a press release announcing the signing of the Equity Purchase Agreement (as defined below). A copy of the press release is furnished with this Current Report as Exhibit 99.1. Further, on September 26, 2017, the Partnership issued a press release announcing its commencement of a public offering of its common units representing limited partner interests in the Partnership and an investor presentation related to such offering. A copy of such press release and investor presentation are furnished with this Current Report as Exhibits 99.2 and 99.3, respectively.

The information furnished pursuant to this Current Report, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by the Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein.

Item 8.01	Other Events.

Equity Purchase Agreement

On September 26, 2017, the Partnership entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Westlake Chemical OpCo LP (“OpCo”) and a subsidiary of Westlake Chemical Corporation (“Westlake”), whereby the Partnership agreed to purchase an additional 5.0% limited partner interest in OpCo for approximately $229.2 million (the “OpCo Equity Purchase”), which the Partnership expects to partially fund using the net proceeds from the Partnership’s offering of common units and borrowings under the Partnership’s revolving credit facility. OpCo expects to use the proceeds from the OpCo Equity Purchase to repay borrowings under its intercompany debt agreements with Westlake. The OpCo Equity Purchase is conditioned upon the successful completion of the Partnership’s offering of common units and is expected to close on or about September 29, 2017.

The terms of the OpCo Equity Purchase were approved by the board of directors of the Partnership’s general partner and by the conflicts committee of the board of directors of the Partnership’s general partner, which consists entirely of independent directors. The conflicts committee engaged an independent financial advisor and independent legal counsel in its review of the OpCo Equity Purchase.

The foregoing description of the Equity Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document

2.1	Equity Purchase Agreement by and among Westlake Chemical Partners LP, Westlake Chemical OpCo LP and WPT LLC, dated as of September 26, 2017.

99.1	Press release, dated September 26, 2017, issued by Westlake Chemical Partners LP.

99.2	Press release, dated September 26, 2017, issued by Westlake Chemical Partners LP.

99.3	Investor Presentation dated September 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2017

WESTLAKE CHEMICAL PARTNERS LP

By: Westlake Chemical Partners GP LLC, its general partner

	By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

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